Q2 2021 Results August 6, 2021

Business update Financial performance Q2 2021 Results August 6, 2021

Forward Looking Statement This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such forward-looking statements include information about qualitative assessments of available data, potential benefits, expectations for clinical trials, and anticipated timing of clinical trial readouts and regulatory submissions. This information involves risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, including the risk that such dates are not met due to impacts from the ongoing COVID-19 pandemic, as well as risks associated with preliminary and interim data, including the possibility of unfavorable new clinical trial data and further analyses of existing clinical trial data; the risk that the results of in-vitro studies will not be duplicated in human clinical trials; the risk that clinical trial data are subject to differing interpretations and assessments, including during the peer review/publication process, in the scientific community generally, and by regulatory authorities; whether and when data from Bharat Biotech’s clinical trials will be published in scientific journal publications and, if so, when and with what modifications; whether we will be able to provide the U.S. Food and Drug Administration (“FDA”) with sufficient additional information regarding the design of and results from preclinical and clinical studies of COVAXIN™, which have been conducted by Bharat Biotech in India in order for those trials to support a Biologics License Application (“BLA”); the size, scope, timing and outcome of any additional trials or studies that we may be required to conduct to support a BLA; any additional chemistry, manufacturing, and controls information that we may be required to submit; the timing of our BLA filing; whether and when a BLA for COVAXIN™ will be submitted to the FDA; whether and when a BLA may be approved by the FDA, an application for authorization under the Interim Order for emergency use may be approved by Health Canada, or a New Drug Submission application may be approved by Health Canada, which authorizations or approvals will depend on myriad factors, including making a determination as to whether the vaccine candidate’s benefits outweigh its known risks and determination of the vaccine candidate’s efficacy and, if authorized or approved, whether it will be commercially successful; whether developments with respect to the COVID-19 pandemic will affect the regulatory pathway available for vaccines in the United States, Canada, or other jurisdictions; manufacturing capabilities, manufacturing capacity, and supply restrictions, including whether sufficient doses of COVAXIN™ can be manufactured or supplied within our projected time periods; market demand for COVAXIN™ in the United States or Canada; decisions by the FDA or Health Canada impacting labeling, manufacturing processes, safety, and/or other matters that could affect the availability or commercial potential of COVAXIN™ in the United States or Canada, including development of products or therapies by other companies. These and other risks and uncertainties are more fully described in our periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described in the section entitled “Risk Factors” in the quarterly and annual reports that we file with the SEC. Any forward-looking statements that we make in this presentation speak only as of the date of this presentation. Except as required by law, we assume no obligation to update forward-looking statements contained in presentation whether as a result of new information, future events, or otherwise, after the date of this presentation. 3

COVAXIN™: Forward momentum in dynamic environment Canada • Expanded rights to develop, commercialize and manufacture COVAXIN™ in Canada • Regulatory review process has begun following the completion of a rolling submission to Health Canada • Established Canadian affiliate – Vaccigen – to manage potential COVAXIN™ introduction United States • Discussions continue with the U.S. Food and Drug Administration around new clinical data required for submission of Biologics License Application Phase 3 clinical data Efficacy • Overall: 77.8% (95% CI: 65.2 – 86.4) • Against severe disease: 93.4% (95% CI: 57.1 – 99.8) • Against asymptomatic disease: 63.6% (95% CI: 29.0 – 82.4) • Against B.1.617.2 (Delta): 65.2% (95% CI: 33.1 – 83.0) Safety • Outcomes: 12.4% reported adverse events (AE) in both vaccine and placebo arms (p<0.05) Manufacturing infrastructure • Tech transfer ongoing with Jubilant HollisterStier • Supply chain team expanded 5

OCU400 – On track for late 2021 clinical trials A novel gene therapy product candidate with the potential to restore retinal integrity and function across a range of genetically-diverse, inherited retinal diseases Two Phase 1/2a clinical trials planned for Q4 2021 in the United States RHO NR2E3 Toxicology studies progressing with an upcoming readout ahead of clinical trial initiation 6

Financial update June 30, 2021 June 30, 2020 Research and development expense (18.9)$ (1.6)$ General and administrative expense (6.8) (1.8) Other income (expense), net (0.3) (0.2) Net loss (26.0)$ (3.6)$ Net loss to common stockholders (26.0)$ (16.2)$ Net loss per share of common stock — basic and diluted (0.13)$ (0.19)$ Balance Sheet Data June 30, 2021 December 31, 2020 Cash, cash equivalents, and restricted cash 115.8$ 24.2$ Debt 1.7$ 2.1$ Shares outstanding 198.7 184.0 (in millions, except per share amounts) Three months ended Statements of Operations 7

8 Q & A

9 Thank you